Exhibit 99.4

Offer to Exchange

Series B First Priority Senior Secured Floating Rate Notes due 2010

and 10% Series B Second Priority Senior Secured Notes due 2012,

which have been registered un the Securities Act of 1933,

for any and all outstanding

Series A First Priority Senior Secured Floating Rate Notes due 2010

and 10% Series A Second Priority Senior Secured Notes due 2012

of

US UNWIRED INC.

To Registered Holders and

Book-Entry Transfer Facility Participants:

We are enclosing herewith the material listed below relating to the offer by US Unwired Inc., a Louisiana corporation (the “Company”), to exchange its Series B First Priority Senior Secured Floating Rate Notes due 2010 and 10% Series B Second Priority Senior Secured Notes due 2012 (collectively, the “Exchange Notes”), pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding Series A First Priority Senior Secured Floating Rate Notes due 2010 and 10% Series A Second Priority Senior Secured Notes due 2012 (collectively, the “Existing Notes”) upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated July     , 2004, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated July     , 2004;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

5. Letter which may be sent to our clients for whose account you hold Existing Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on August     , 2004, unless extended.

The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

Pursuant to the letter of Transmittal, each holder of Existing Notes will represent to the Company that (i) the holder is not an “affiliate” of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchanges Notes for its own account in exchange for Existing Notes, you will represent on behalf of such broker-dealer that the Existing Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements for the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Existing Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer.

The Company will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF US UNWIRED INC. OR U.S. BANK NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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